UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

5401 E. Independence Boulevard, Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2004, Sonic Automotive, Inc. (“Sonic”) entered into employment agreements (collectively, the “Employment Agreements”) with Jeffrey C. Rachor, Sonic’s President and Chief Operating Officer, and E. Lee Wyatt, Jr., Sonic’s Executive Vice President and Chief Financial Officer.

Under the terms of the Employment Agreements, Sonic will employ Messrs. Rachor and Wyatt through September 1, 2007, subject to automatic extension for successive one-year periods. The Employment Agreements set forth the basic terms of employment for each Executive, including the initial base salary of $1,000,000 for Mr. Rachor and $600,000 for Mr. Wyatt. The Employment Agreements also provide for an annual performance-based cash bonus and participation in Sonic’s benefit programs. The Employment Agreements provide for initial grants of shares of restricted stock and nonstatutory stock options, and eligibility for future grants at the sole discretion of the Compensation Committee of Sonic’s Board of Directors. Mr. Rachor was granted 80,000 shares of restricted stock and nonstatutory stock options to acquire 50,000 shares. Mr. Wyatt was granted 50,000 shares of restricted stock and nonstatutory stock options to acquire 25,000 shares. These grants, which are subject to forfeiture and termination of vesting under certain circumstances, were reported on Form 4s filed by Messrs. Rachor and Wyatt on September 7, 2004.

The Employment Agreements contain restrictive covenants that prohibit, during periods defined in the Employment Agreements and subject to certain limited exceptions, (i) competing with Sonic, (ii) employing or soliciting Sonic’s employees, (iii) interfering with Sonic’s relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of Sonic’s confidential or proprietary information. The Employment Agreements also provide for severance arrangements in the event Mr. Rachor’s or Mr. Wyatt’s employment is terminated by Sonic other than for cause or by the employee for good reason. Sonic will not be obligated to pay severance if Mr. Rachor or Mr. Wyatt violates the non-competition provisions of his respective Employment Agreement. These restrictive covenants generally apply for a period of two years following the later of the expiration or termination of employment under the Employment Agreement. However, in the event that the employee elects to terminate his employment without good reason or the employee elects not to renew his respective Employment Agreement, Sonic will not be obligated to pay the employee severance and the restrictive covenants will expire one year following the date of termination. In either case, the restrictive covenants limit the employee’s competitive activities within any Standard Metropolitan Statistical Area or county in which Sonic has a place of business on the date of expiration or termination of the Employment Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: November 10, 2004

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